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                                                                    Exhibit 16.1

                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                         10960 Wilshire Blvd. Suite 1100
                         Los Angeles, California, 90024

                                February 5, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Franklin Telecommunications Corp.
                      ------------------
                      Commission File No. 0-11616
                      -----------------------------

Dear Sirs:


We were previously the independent accountants for Franklin Telecommunications Corp., and on November 30, 2001 we reported on the consolidated financial statements of Franklin Telecommunications Corp. and subsidiaries as of and for the three years ended June 30, 2001. On January 28, 2002 we were dismissed as independent accountants for Franklin Telecommunications Corp. We have read Franklin Telecommunications Corp.'s statements included in item 4 of its Report on Form 8-K, dated February 5, 2002, and we agree with such statements, except we make no comment as to paragraph No. 1.


                                   Very truly yours,

                                   SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

                                   By /s/ Singer Lewak Greenbaum & Goldstein LLP